Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	02/29/2004 03/10/2004 03/15/2004

		Original	Beginning
	Certificate	Certificate	Certificate
Class	Rate	Balance	Balance	Interest	Principal
AS-1	1.3238%	137,788,000.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000
AS-2	1.4938%	141,057,000.00	45,571,621.18	51,054.46	4,732,041.38
Factors per Thousand				0.36194205	33.54701560
AS-3	1.1400%	190,443,000.00	190,443,000.00	162,828.77	0.00
Factors per Thousand				0.85500003	0.00000000
MS-1	1.9438%	22,084,000.00	19,201,189.52	27,991.73	384,979.64
Factors per Thousand				1.26751177	17.43251404
MS-2	2.3438%	23,463,000.00	20,401,263.86	35,861.60	409,040.86
Factors per Thousand				1.52843200	17.43344244
BS	4.0938%	12,423,000.00	10,800,669.10	33,161.43	216,551.04
Factors per Thousand				2.66935764	17.43146100
Pool I		527,258,000.00	286,417,743.66	310,897.99	5,742,612.92
Totals				0.58965059	10.89146664
AN	1.5938%	55,395,000.00	20,780,580.81	24,839.29	503,163.82
Factors per Thousand				0.18027179	3.65172453
MN	2.3438%	2,229,000.00	2,229,000.00	3,918.16	0.00
Factors per Thousand				0.02843615	0.00000000
BN	4.0938%	4,457,000.00	4,457,000.00	13,684.38	0.00
Factors per Thousand				0.09931474	0.00000000
Pool II		62,081,000.00	27,466,580.81	42,441.83	503,163.82
Totals				0.08049537	0.95430287
Totals		589,339,000.00	313,884,324.47	353,339.82	6,245,776.74

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Current	Total Class		Ending
	Realized	Principal	Total	Certificate
Class	Loss	Distribution	Distribution	Balance
AS-1	0.00	0.00	0.00	0.00
Factors per Thousand		0.00000000	0.00000000	0.00000000
AS-2	0.00	4,732,041.38	4,783,095.84	40,839,579.80
Factors per Thousand		33.54701560	33.90895766	289.52536776
AS-3	0.00	0.00	162,828.77	190,443,000.00
Factors per Thousand		0.00000000	0.85500003	1000.00000000
MS-1	0.00	384,979.64	412,971.37	18,816,209.88
Factors per Thousand		17.43251404	18.70002581	852.02906539
MS-2	0.00	409,040.86	444,902.46	19,992,223.00
Factors per Thousand		17.43344244	18.96187444	852.07445766
BS	0.00	216,551.04	249,712.47	10,584,118.06
Factors per Thousand		17.43146100	20.10081864	851.97762698
Pool I	0.00	5,742,612.92	6,053,510.91	280,675,130.74
Totals		10.89146664	11.48111723	532.32977165
AN	0.00	503,163.82	528,003.11	20,277,416.99
Factors per Thousand		9.08319921	9.53160231	366.05139435
MN	0.00	0.00	3,918.16	2,229,000.00
Factors per Thousand		0.00000000	1.75781068	1000.00000000
BN	0.00	0.00	13,684.38	4,457,000.00
Factors per Thousand		0.00000000	3.07031187	1000.00000000
Pool II	0.00	503,163.82	545,605.65	26,963,416.99
Totals		8.10495675	8.78860924	434.32639600
Totals	0.00	6,245,776.74	6,599,116.56	307,638,547.73

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	02/29/2004 03/10/2004 03/15/2004

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	1.3238%	0.00	0.00	0.00	0.00
AS-2	51,054.46	1.4938%	0.00	0.00	0.00	0.00
AS-3	162,828.77	1.1400%	0.00	0.00	0.00	0.00
MS-1	27,991.73	1.9438%	0.00	0.00	0.00	0.00
MS-2	35,861.60	2.3438%	0.00	0.00	0.00	0.00
BS	33,161.43	4.0938%	0.00	0.00	0.00	0.00
AN	24,839.29	1.5938%	0.00	0.00	0.00	0.00
MN	3,918.16	2.3438%	0.00	0.00	0.00	0.00
BN	13,684.38	4.0938%	0.00	0.00	0.00	0.00

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	02/29/2004 03/10/2004 03/15/2004

Pool I

Schedule of Remittance

Aggregate Amount Received	8,048,422.48
Monthly Advances	0.00
(Servicing Fee)	(100,116.82)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	7,948,305.66

Bond Interest Distributed	310,897.99
Bond Principal Distributed	5,742,612.92
Escrow Fee	35,802.22
Amounts transferred to the Owner Trustee	1,858,992.53

7,948,305.66

Prior Three Months Weighted Average Loan Interest Rate

01/31/04	12/31/03	11/30/03
6.3486%	6.4464%	6.4804%

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		320,019,825.33
Aggregate Ending Principal Balance of Loans		313,603,498.04
Principal Prepayments (No. / Amt)	10	5,856,472.04
Curtailments		0.00
Excess and Monthly Payments		559,855.25
Recoveries on Previous Realized Losses		43,091.04
Interest Received		1,589,004.15
Compensating Interest		0.00
Realized Losses Incurred during the Due Period		0.00
Excess Spread		1,185,278.16
Spread Amount		32,928,367.29
Specified Subordinated Amount		32,928,367.29
Weighted Average Loan Interest Rate		6.3443%
LIBOR Rate		1.0938%
Auction Rate		1.1400%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	02/29/2004 03/10/2004 03/15/2004

Pool II

Schedule of Remittance

Aggregate Amount Received	556,585.60
Monthly Advances	0.00
(Servicing Fee)	(9,835.51)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	546,750.09

Bond Interest Distributed	42,441.83
Bond Principal Distributed	503,163.82
Escrow Fee	1,144.44
Amounts transferred to the Owner Trustee	0.00

546,750.09

Prior Three Months Weighted Average Loan Interest Rate

01/31/04	12/31/03	11/30/03
5.9426%	5.9650%	5.9580%

Collateral Information

Accelerated Principal Distribution		92,699.50
Aggregate Beginning Principal Balance of Loans		29,971,541.31
Aggregate Ending Principal Balance of Loans		29,561,076.99
Principal Prepayments (Number / Amount)	1	168,881.61
Curtailments		0.00
Excess and Monthly Payments		241,582.71
Recoveries on Previous Realized Losses		0.00
Interest Received		146,121.28
Compensating Interest		0.00
Realized Losses Incurred during the Due Period		0.00
Excess Spread		92,699.50
Spread Amount		5,542,701.94
Specified Subordinated Amount		5,542,701.94
LOC Available Amount		2,945,041.94
LOC Available Amount as percentage of Pool Principal Balance		10.92%
Weighted Average Loan Interest Rate		5.9434%
LIBOR Rate		1.0938%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	02/29/2004 03/10/2004 03/15/2004

Exhibit L

Outstanding Balance — Pool I	313,603,498.04
# Accounts	458

Outstanding Balance — Pool II	29,561,076.99
# Accounts	90

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	63	42,576,711.22	13.58%
Delinquent 30-59 Days	4	3,130,964.12	1.00%
Delinquent 60-89 Days	2	2,327,694.84	0.74%
Delinquent 90 and Over	3	2,457,134.06	0.78%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	72	50,492,504.24	16.10%

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	12	4,173,164.83	14.12%
Delinquent 30-59 Days	0	0.00	0.00%
Delinquent 60-89 Days	1	253,186.59	0.86%
Delinquent 90 and Over	0	0.00	0.00%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	13	4,426,351.42	14.97%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	02/29/2004 03/10/2004 03/15/2004

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	323	1,000	869	870	869	543
(iii)	0	34	0	17	17	17	11
(v)	0	0	1	1	2	3	1
(vi)	0	42	0	0	0	0	11
(vii)	0	0	0	0	0	0	0
(viii)	0	4	0	0	0	0	1
(xv) (a, b & c)	0	290	1,000	852	852	852	532

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	375	1,000	1,000	442
(iii)	9	0	0	8
(v)	0	2	3	1
(vi)	3	0	0	3
(vii)	0	0	0	0
(viii)	3	0	0	4
(xv) (a, b & c)	366	1,000	1,000	434

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	02/29/2004 03/10/2004 03/15/2004

I, Stephanie Callahan, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By:    /s/ Stephanie Callahan

Name: Stephanie Callahan

Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300